                                                                 Exhibit 99.2
Alcoa Home Exteriors, Inc.
Interim Financial Statements
June 30, 2006

Alcoa Home Exteriors, Inc.
Balance Sheets
June 30, 2006 and December 31, 2005

(in thousands of dollars)

	(Unaudited)
	June 30,	December 31,
	2006	2005

Assets
Current assets
Cash and cash equivalents	$1	$2
Receivables, less allowances of $7,804 and $8,256	82,546	48,537
Inventories	44,036	55,734
Deferred income taxes, current portion	8,838	8,838
Total current assets	135,421	113,111
Properties, plants and equipment, net of accumulated depreciation of $128,686 and $125,974	49,105	49,647
Computer software, net of accumulated amortization of
$2,449 and $2,187	4,576	4,767
Deferred income taxes	23,860	23,860
Goodwill	22,083	22,083
Intangible pension asset	592	592
Other intangible assets, net	400	443
Other assets	13	37
Total assets	$236,050	$214,540
Liabilities
Current liabilities
Accounts payable, trade	$79,907	$84,037
Short-term borrowings	12,301	6,092
Accrued warranties, current portion	10,500	10,500
Accrued compensation and benefits	8,812	9,309
Accrued taxes, other than income taxes	2,092	1,956
Other current liabilities	1,564	2,174
Total current liabilities	115,176	114,068
Accrued pension benefits	25,311	23,288
Accrued other post retirement benefits	29,643	29,636
Accrued warranties	10,717	13,985
Noncurrent liabilities	1,362	1,389
Total liabilities	182,209	182,366
Contingencies and commitments
Enterprise Capital
Net intercompany balance with Alcoa and subsidiaries	(67,623)	(79,677)
Divisional equity	131,461	122,094
Accumulated other comprehensive loss	(9,997)	(10,243)
Total enterprise capital	53,841	32,174
Total liabilities and enterprise capital	$236,050	$214,540

The accompanying notes are an integral part of these financial statements.

Alcoa Home Exteriors, Inc.
Statements of Income
Six months ended June 30, 2006 and 2005
(Unaudited)

(in thousands of dollars)

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2006	2005

Revenues
Sales	$294,807	$281,525
Sales to related parties	174	210
	294,981	281,735
Costs and expenses
Cost of goods sold (exclusive of depreciation)	248,822	238,390
Selling, general and administrative expenses	28,449	29,768
Provision for depreciation	3,052	3,146
Provision for amortization	332	282
Research and development expenses	1,266	1,116
Net gains on metal derivative activities	(2,274)	226
Restructuring	-	916
Other expense, net	271	211
	279,918	274,055
Income before taxes on income	15,063	7,680
Provision for taxes on income	5,770	2,948
Net income	$9,293	$4,732

The accompanying notes are an integral part of these financial statements.

Alcoa Home Exteriors, Inc.
Statements of Cash Flows
For the six months ended June 30, 2006 and 2005
(Unaudited)
(in thousands of dollars)

	Six months ended June 30, 2006	Six months ended June 30, 2005

Cash from operations
Net income	$9,293	$4,732
Adjustments to reconcile net income to cash used for
operations:
Depreciation and amortization	3,384	3,428
Restructuring	-	916
Stock compensation	74	220
Gain on sale of assets	(5)	(2)
Increase (decrease) in cash due to changes in
operating assets and liabilities
Receivables	(34,009)	(51,018)
Inventories	11,698	(23,597)
Prepaid expenses and other current assets	-	20
Accounts payable and accrued expenses	(5,237)	23,823
Pension and other postretirement benefits	2,030	959
Accrued warranties	(3,268)	(2,551)
Accrued taxes, other than income taxes	136	153
Other	248	112
Cash used for operations	(15,656)	(42,805)
Financing activities
Net changes in short-term borrowings	6,209	(8,156)
Net receivables/payables with Alcoa and subsidiaries	12,054	54,752
Cash from financing activities	18,263	46,596
Investing activities
Capital expenditures	(2,608)	(4,014)
Proceeds from sale of facilities	-	223
Cash used for investing activities	(2,608)	(3,791)
Net change in cash and cash equivalents	(1)	-
Cash and cash equivalents at beginning of year	2	2
Cash and cash equivalents at end of period	$1	$2

The accompanying notes are an integral part of these financial statements.

Alcoa Home Exteriors, Inc.
Notes to Financial Statements (Unaudited)
(in thousands of dollars)

A.  Basis of Presentation

The Financial Statements are unaudited. These statements include all adjustments, consisting of normal recurring adjustments, considered necessary by management to fairly state the results of operations, financial position, and cash flows. The results reported in these Financial Statements are not necessarily indicative of the results that may be expected for the entire year. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

These interim financial statements should be read in conjunction with Alcoa Home Exteriors’ (AHE or the Company) Financial Statements for the years ended December 31, 2005, 2004 and 2003 which includes all disclosures required by accounting principles generally accepted in the United States of America.

B.  Stock-Based Compensation

On January 1, 2006, Alcoa adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” which requires a company to recognize compensation expense for stock-based compensation based on the grant date fair value. This expense must be recognized ratably over the requisite service period following the date of grant. Alcoa has elected the modified prospective application method for adoption, and prior period financial statements have not been restated. Prior to January 1, 2006, Alcoa accounted for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.

Stock options under Alcoa’s stock-based compensation plans have been granted at not less than market prices on the dates of grant. Beginning in 2006, performance stock options were granted to certain individuals. Stock option features based on date of original grant are as follows:

Date of original grant	Vesting	Term	Reload feature
2002 and prior	One year	10 years	One reload over option term
2003	3 years (1/3 each year)	10 years	One reload in 2004 for 1/3 vesting in 2004
2004 and forward	3 years (1/3 each year)	6 years	None

On December 31, 2005 Alcoa accelerated the vesting of 152,067 unvested stock options granted to AHE employees in 2004 and on January 13, 2005. The 2004 and 2005 accelerated options have weighted average exercise prices of $35.60 and $29.54, respectively. The decision to accelerate the vesting of the 2004 and 2005 options was made primarily to avoid recognizing the related compensation cost in future financial statements upon the adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004) "Share-Based Payment", which Alcoa adopted on January 1, 2006 as required. The accelerated vesting of the 2004 and 2005 stock options will reduce after-tax stock option compensation expense by $403 in 2006 and 2007.

In addition to the stock options described above, Alcoa granted restricted stock units (stock awards) that vest in three years from the date of grant. Certain of these stock awards were granted with the same performance conditions described above for performance stock options. The final number of awards granted is based on the outcome of Alcoa’s annual return on capital results against the results of a comparator group of companies. However, an individual can earn a minimum number of options if Alcoa’s return on capital meets or exceeds its cost of capital.

Alcoa Home Exteriors participated in Alcoa’s stock-based compensation plans. However there were no grants issued after December 31, 2005. The following table summarizes the total compensation expense recognized for all options and stock awards:

	Six months ended June 30
	2006	2005
Compensation expense reported in income:
Stock option grants	$-	$-
Stock award grants	74	220
Total compensation expense before income taxes	74	220
Income tax benefit	26	77
Total compensation expense, net of income tax benefit	$48	$143

Prior to January 1, 2006, no stock-based compensation expense was recognized for stock options and Alcoa Home Exteriors employees did not receive equity grants in 2006. There were no stock-based compensation expenses capitalized in the first six months of 2006 or 2005. As a result of the sale of Alcoa Home Exteriors on November 1, 2006, approximately $550 (pre-tax) in expense for previously recorded, unvested stock awards was reversed.

Alcoa Home Exteriors net income for 2005 would have been reduced to the pro forma amounts shown below if compensation expense had been determined based on the fair value at the grant dates in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure an amendment of FASB Statement No. 123.”
Six months ended June 30, 2005
Net income, as reported	$4,732
Add: compensation expense reported in net income, net of income tax	-
Less: compensation expense determined under the fair value method, net of income tax	228
Pro forma net income	$4,504

As of January 1, 2005, Alcoa switched from the Black-Scholes pricing model to a lattice model to estimate fair value at grant date for future option grants. The fair value of each option is estimated on the date of grant or subsequent reload using the lattice pricing model with the following assumptions:

2005
Weighted average fair value per option	$6.18
Average risk-free interest rate	2.65-4.20%
Expected dividend yield	1.8%
Expected volatility	27-35%
Expected annual forfeiture rate	-
Expected exercise behavior	32%
Expected life (years)	3.8

The range of risk-free interest rates is based on a yield curve of interest rates at the time of the grant based on the contractual life of the option. Expected dividend yield is based on a five-year average. Expected volatility is based on historical and implied volatilities over the term of the option. Alcoa utilizes historical option exercise and forfeiture data to estimate expected annual pre- and post-vesting forfeitures. The expected exercise behavior assumption represents a weighted average exercise ratio of gains resulting from historical employee exercise behavior. The expected exercise behavior assumption is based on exercise patterns for grants issued from 2000 forward.

The activity for stock options is as follows: (shares in thousands)
2006
Outstanding at January 1, 2006:
Number of options	619.7
Weighted average exercise price	$32.15
Granted:
Number of options	--
Weighted average exercise price	--
Exercised:
Number of options	(78.4)
Weighted average exercise price	$25.42
Expired or forfeited:
Number of options	(12.5)
Weighted average exercise price	$31.80
Outstanding at June 30, 2006:
Number of options	528.8
Weighted average exercise price	$33.15
Aggregate intrinsic value	$1,071
Exercisable at June 30, 2006:
Number of options	528.8
Weighted average exercise price	$33.15
Aggregate intrinsic value	$1,071

The total intrinsic value of options exercised for the six-month period ended June 30, 2006, was $600. For the six-month period ended June 30, 2006, the cash received from exercises was $1,993, and the tax benefit realized was $210.

The following tables summarize certain stock option information at June 30, 2006: (shares in thousands)

Options Fully Vested and/or Expected to Vest
Range of		Weighted average	Weighted average	Intrinsic
exercise price	Number	contractual life	exercise price	Value
$16.53 - $19.93	6.0	1.62	16.80	93
$19.94 - $27.71	70.5	6.26	22.52	694
$27.72 - $35.49	164.7	4.26	30.85	284
$35.50 - $44.80	287.6	3.97	37.42	-
Total	528.8	4.34	$33.15	$1,071

Options Fully Vested and Exercisable
Range of		Weighted average	Weighted average	Intrinsic
exercise price	Number	contractual life	exercise price	Value
$16.53 - $19.93	6.0	1.62	16.80	93
$19.94 - $27.71	70.5	6.26	22.52	694
$27.72 - $35.49	164.7	4.26	30.85	284
$35.50 - $44.80	287.6	3.97	37.42	-
Total	528.8	4.34	$33.15	$1,071

The following table summarizes the non-vested stock and performance share awards at June 30, 2006: (shares in thousands)

Non-Vested Awards
	Stock Awards	Performance Share Awards	Total	Weighted average FMV
Outstanding at January 1, 2006	27.5	6.2	33.7	$31.90
Granted	---	---	---	---
Forfeited	(4.3)	-	(4.3)	32.06
Performance share adjustment	-	(2.1)	(2.1)	29.54
Outstanding at June 30, 2006	23.2	4.1	27.3	$32.06

C.  Recently Issued and Recently Adopted Accounting Standards

In June 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R),” (SFAS 158). The provisions of SFAS 158 are to be applied on a prospective basis as retrospective application is not permitted under the standard.

SFAS 158 requires an employer to recognize the funded status of its defined pension and postretirement benefit plans as a net asset or liability in its statement of financial position with a corresponding amount in other comprehensive income, and to recognize changes in that funded status in the year in which changes occur through comprehensive income. This requirement becomes effective for AHE for its December 31, 2006 year-end. Upon adoption of SFAS 158, AHE will continue to apply the provisions in FASB Statements 87, 88 and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. Based on the assumptions used to disclose the funded status of AHE’s pension and postretirement benefit plans in the December 31, 2005 financial statements of AHE, management has estimated that recognizing the funded status of its pension and postretirement benefit plans in its December 31, 2006 financial statements will result in the following impacts: the recognition of a $3,514 liability, a $2,529 other comprehensive loss, a deferred tax asset of $1,577, and the elimination of an intangible pension asset of $592. The estimated impact is contingent on the assumptions that will be used to measure the funded status of each of its pension and postretirement benefit plans as of December 31, 2006.

In June 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements. SFAS 157 becomes effective for AHE on January 1, 2008. Upon adoption, the provisions of SFAS 157 are to be applied prospectively with limited exceptions. The adoption of SFAS 157 is not expected to have a material impact on AHE’s financial statements.

In June 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 was issued to provide interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for AHE for its December 31, 2006 year-end. The adoption of SAB 108 is not expected to have a material impact on AHE’s financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109,” (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. FIN 48 is effective in the first quarter of 2007. Management is currently evaluating the impact of this interpretation and believes that the adoption of FIN 48 will not have a material impact on AHE’s financial statements.

D.  Restructuring and Other Charges

Cash payments of approximately $558 were made against $558 in total reserves in the 2006 six-month period.

E.  Pension Plans and Other Postretirement Benefits

The components of net periodic benefit cost follow.

	Pension Benefits
	For the Six Months Ended June 30,
	2006	2005
Expense
Service cost	$2,145	$1,966
Interest cost	4,670	4,472
Expected return on plan assets	(5,425)	(5,365)
Amortization of prior service cost	27	27
Recognition of actuarial losses	671	361
Total Expense	$2,088	$1,461

	Postretirement Benefits
	For the Six Months Ended June 30,
	2006	2005
Expense
Service cost	$136	$135
Interest cost	653	676
Amortization of prior service cost (benefit)	(282)	(282)
Recognition of actuarial losses	-	(8)
Total Expense	$507	$521

F.  Income Taxes

The effective tax rate of 38.4% for the 2006 six-month period differs from the U.S. federal statutory rate of 35% due to inclusion of state income taxes and other permanent differences.

G.  Inventories

	June 30, 2006	December 31, 2005
Raw Materials	$13,467	$29,295
Work in process	18,632	16,596
Finished goods	34,430	31,278
Stores	3,986	4,143
	70,515	81,312
Less: Obsolescence reserve	1,467	1,467
Less: LIFO reserve	25,012	24,111
	$44,036	$55,734

H.  Commitments and Contingencies

Litigation
Various lawsuits, claims and proceedings have been or may be instituted or asserted against AHE, including those pertaining to environmental, product liability, and safety and health matters. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist. Therefore, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies. However, based on facts currently available, AHE’s management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the financial position or liquidity of the company.

As of June 30, 2006 and December 31, 2005, the receivables of AHE include $3,143, excluding finance charges, in unpaid receivables from Jones and Brown, a distributor who is no longer in business. AHE has reserved $2,743 in their allowance for doubtful accounts for a net receivable of $400 as of June 30, 2006 and December 31, 2005. Prior to the dissolution of the business Jones and Brown, AHE and Southwest Bank entered into various agreements which included providing for AHE to receive a note and a security interest in the distributor’s receivables. Upon the dissolution of Jones and Brown, the remaining assets of Jones and Brown were collected by Southwest Bank, who provided Jones and Brown’s line of credit, and none were forwarded to AHE. AHE is seeking recovery of these receivables from Southwest Bank. A summary judgment motion has been filed with the court by AHE. This matter is still pending. Management believes that their reserve is adequate; however, actual receipts from this claim in the future could differ from current estimates.

Warranties
The following is a rollforward of the warranty accrual:

	For the Six-month Period Ended
	June 30,
	2006	2005

Beginning balance - January 1	$24,485	$30,358
Payments on current and discontinued products	(5,236)	(5,112)
Accruals on current products	1,968	2,561
End of period - warranty accrual	$21,217	$27,807

In January 2005, AHE settled a claim for alleged product and construction defects relating to the use of the Alcoa Homecrest Roofing System in the Kiahuna Plantation condominium complex in 1993 and 1994 for $1,200, which was fully accrued as of December 31, 2002. The first $350 was paid in 2005 with the remainder to be paid as replacement work is completed with any final payment due in December 2006.

From 1991 through 1994 AHE sold 1.12 million squares product with defective film known as Lake Forest. Management has accrued its best estimate of the ultimate cost of replacing the defective product as of the end of each year. Payments for Lake Forest have been $2,293 and $4,798, for the six months ended June 30, 2006 and the year ended December 31, 2005. The remaining liability has been estimated at $5,853 and $7,822 as of June 30, 2006 and December 31, 2005, respectively.

I.  Comprehensive Income

	Six months ended
	June 30,
	2006	2005
Net Income	$9,293	$4,732
Changes in accumulated other comprehensive loss,
net of tax:
Unrecognized gains (losses) on derivatives:
Net change from periodic revaluations	(37)	257
Net amount reclassified to income	283	283
Net unrecognized gains (losses) on derivatives	246	541
Comprehensive income	$9,539	$5,272

J. Related Party Transactions

The Company buys products and services from and sells products to various related companies, Alcoa and its subsidiaries, at negotiated prices between the two parties. Prior to January 1, 2006, this included the purchase of aluminum from another Alcoa subsidiary to the Company. These transactions are recorded as inventory and net intercompany balances with Alcoa and subsidiaries in enterprise capital on the balance sheet and cost of goods sold on the statement of income. Purchases from Alcoa totaled $327 and $21,585 for the six months ended June 30, 2006 and 2005, respectively.

The Company also sells to a Japanese sales subsidiary of Alcoa. These transactions are recorded as net intercompany balances with Alcoa and subsidiaries in enterprise capital on the balance sheet and as related party sales on the statement of income. Sales to Alcoa from AHE totaled $174 and $210 for the six month period ended June 30, 2006 and 2005, respectively.

Alcoa charges the Company for various services including financial shared services (accounts receivable, accounts payable, shared ledger, payroll, etc.), insurance, credit and collection, audit, energy management, legal, environmental health and safety, metals management, information technology and other administrative costs. These charges are allocated primarily based on headcount. Insurance costs are allocated based upon historical claims cost per person for the Company. In addition, the Company is included in Alcoa’s U.S. consolidated tax return. As such, amounts payable or receivable for U.S. income taxes are reflected in net intercompany balances with Alcoa and subsidiaries in enterprise capital on the balance sheet. The expenses charged to the Company by Alcoa in the normal course of business consist of the following, and are reflected in cost of goods sold and selling, general and administrative expenses in the statements of income and enterprise capital:

	For the Six Months Ended June 30,
	2006	2005
Information technology	$1,282	$1,208
Accounting, procurement and tax	1,015	713
Human resources	436	440
Insurance	302	274
Environmental, health & safety	157	172
Legal	90	80
Other services	139	98
	$3,421	$2,985

K. Subsequent Event

On September 25, 2006, Alcoa Inc. announced that it has signed a definitive agreement to sell its Alcoa Home Exteriors business to Ply Gem Industries, Inc., for more than $300 million in cash. The transaction was completed on October 31, 2006.